UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

UNITED PANAM FINANCIAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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UNITED PANAM FINANCIAL CORP.

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

DATE:	Tuesday, July 10, 2007
TIME:	9:00 a.m.
PLACE:	United PanAm Financial Corp. 18191 Von Karman Avenue, Suite 300 Irvine, CA 92612

18191 Von Karman Avenue Irvine, CA 92612 Phone: (949) 224-1917 Fax: (949) 224-1912

June 5, 2007

Dear Shareholder:

It is my pleasure to invite you to United PanAm Financial Corp.’s (“UPFC”) 2007 Annual Meeting of Shareholders.

We will hold the meeting on Tuesday, July 10, 2007 at 9:00 a.m., at our corporate headquarters, 18191 Von Karman Avenue, Suite 300, Irvine, CA 92612. In addition to the formal items of business, I will review the major developments of 2006 and answer your questions.

This booklet includes the Notice of Annual Meeting, the Proxy Statement, and a copy of the 2006 Annual Report to Shareholders. The Proxy Statement describes the business that we will conduct at the meeting and provides information about UPFC.

Your vote is important. Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card promptly in the enclosed postage paid envelope so that your shares will be represented at the meeting. If you receive more than one proxy card because you own shares registered in different names or at different addresses, please be sure to separately complete and return each proxy card. If you attend the meeting and prefer to vote in person, you may do so.

We look forward to seeing you at the meeting.

Sincerely,

Guillermo Bron
Chairman of the Board

UNITED PANAM FINANCIAL CORP.

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

Date:	Tuesday, July 10, 2007
Time:	9:00 a.m.
Place:	United PanAm Financial Corp. 18191 Von Karman Avenue, Suite 300 Irvine, CA 92612

Dear Shareholders:

At our 2007 Annual Meeting, we will ask you to:

•	Elect four (4) directors to serve terms of two years;

•

Approve an amendment and restatement of our Amended and Restated 1997 Employee Stock Incentive Plan that would (i) extend the term of the plan through May 16, 2017, (ii) increase the number of shares of common stock reserved for issuance under the plan, and (iii) permit certain transfers of awards granted under the plan;

•	Ratify the selection of Grobstein, Horwath & Company LLP as our independent accountants for 2007; and

•	Transact any other business that may properly be presented at the Annual Meeting.

If you were a shareholder of record at the close of business on May 17, 2007, you may vote at the Annual Meeting.

IT IS IMPORTANT THAT ALL SHAREHOLDERS VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

By Order of the Board of Directors

Ray C. Thousand
President, Chief Executive Officer and Secretary

Irvine, California

Dated: June 5, 2007

PROXY STATEMENT FOR UNITED PANAM FINANCIAL CORP.

2007 ANNUAL MEETING OF SHAREHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why Did You Send Me this Proxy Statement?

We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2007 Annual Meeting of Shareholders. This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign, date and return the enclosed proxy card.

Along with this Proxy Statement, we are also sending you the United PanAm Financial Corp. (“UPFC”) 2006 Annual Report, which includes our financial statements.

Who is Entitled to Vote?

We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on June 5, 2007 to all shareholders entitled to vote. Shareholders who owned UPFC common stock at the close of business on May 17, 2007 are entitled to vote. On this record date, there were 15,813,137 shares of UPFC common stock outstanding. UPFC common stock is our only class of voting stock. We are also authorized to issue up to 2,000,000 shares of non-voting preferred stock, but have not yet chosen to do so.

What Constitutes a Quorum?

A majority of our outstanding shares as of the record date must be present, in person or represented by proxy, in order to hold the Annual Meeting and conduct business. This is called a quorum. Your shares are counted as present in person or represented by proxy at the Annual Meeting if you are present in person at the meeting or if you have properly submitted a proxy by telephone, Internet or mail. We will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the meeting.

How Many Votes Do I Have?

Each share of UPFC common stock that you owned at the close of business on May 17, 2007 entitles you to one vote. The proxy card indicates the number of votes that you have.

How Do I Vote By Proxy?

Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the self-addressed, postage paid envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person.

If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

•	“FOR” the election of four (4) nominees for director (see page 30);

•	“FOR” approval of an amendment and restatement of our Amended and Restated 1997 Employee Stock Incentive Plan (see page 30); and

•	“FOR” ratification of the selection of Grobstein, Horwath & Company LLP as independent accountants for 2007 (see page 35).

If any other matter is presented, your proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in accordance with his best judgment. At the time this Proxy Statement was mailed, we knew of no matters which needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

May I Vote Electronically over the Internet or by Telephone?

We have not set up procedures to allow voting over the Internet or by telephone. Accordingly, shareholders whose shares are registered in their own names may vote personally at the meeting or by completing and returning the proxy card in the self-addressed, postage paid envelope provided.

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders who receive a paper copy of this Proxy Statement the opportunity to vote over the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your proxy card will provide the instructions. If your proxy card does not reference Internet or telephone information, please complete and return the proxy card in the enclosed self-addressed, postage paid envelope.

May I Change My Vote After I Return My Proxy?

Yes. If you fill out and return the enclosed proxy card, you may change your vote at any time before the vote is conducted at the Annual Meeting. You may change your vote in any one of three ways:

•	You may send to UPFC’s Secretary another completed proxy card with a later date;

•	You may notify UPFC’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	You may attend the Annual Meeting and vote in person.

How Do I Vote in Person?

If you plan to attend the Annual Meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement, power of attorney or letter from the nominee indicating that you were the beneficial owner of the shares on May 17, 2007, the record date for voting.

What Vote is Required to Approve Each Proposal?

For Proposal 1, the four nominees receiving the highest number of affirmative votes of the outstanding shares of our common stock, present or represented by proxy and entitled to vote, will be elected as directors to serve until the annual meeting of shareholders to be held in 2009, or until election of their successors, or until they resign. Abstentions will have no effect on the outcome of the election of nominees for director. Additionally, the election of directors is a matter on which a broker or other nominee is generally empowered to vote, and therefore no broker non-votes are expected to exist in connection with Proposal 1.

Approval of Proposals 2 and 3 requires a vote that satisfies two criteria: (i) the affirmative vote must constitute a majority of the voting power present or represented by proxy and voting on the proposal, and (ii) the affirmative vote must constitute a majority of the voting power required to constitute the quorum. For purposes of these proposals, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes cast for or against the proposal. However, abstentions and broker non-votes may affect the outcome under clause (ii) because abstentions and broker non-votes are counted for purposes of determining the quorum and have the effect of a vote against the proposal. Since proposals concerning modifications to stock incentive plans are not matters on which brokers are empowered to vote without instructions, there may be broker non-votes on Proposal 2. In contrast, the ratification of the appointment of the independent accountants for 2007 is a matter on which a broker or other nominee is generally empowered to vote. Accordingly, no broker non-votes are expected to exist in connection with Proposal 3.

How Many Directors Have Been Nominated?

Our Bylaws provide that the number of directors shall be not less than five nor more than nine, with the exact number fixed from time to time by an amendment to our Bylaws or by resolution of the Board of Directors. The Board of Directors, by resolution, has fixed the number of directors at seven. Pursuant to our Bylaws, the Board of Directors is divided into two classes. Three directors serve as Class I directors, and four directors serve as Class II directors. The directors of each class are elected each year for a two-year term. The Board of Directors has nominated four individuals to stand for election as Class II directors at the Annual Meeting. Your proxy cannot be voted for a greater number of directors than four, the number of nominees named by our Board.

How Are Directors Nominated?

The Nominating Committee of the Board of Directors nominated the individuals standing for election as directors at this meeting. Nominations for directors may be made by any UPFC shareholder pursuant to Section 2.11 of our Bylaws. Section 2.11 of our Bylaws provides that any shareholder may nominate individuals for election as directors as long as the shareholder complies with the timely notice provisions set forth in Section 2.11 (as well as any additional requirements under any applicable law or regulation). The timely notice provisions of Section 2.11 state as follows:

“A shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation . . . not less than one hundred twenty (120) days prior to the day and month on which, in the immediately preceding year, the corporation’s proxy statement was released to shareholders or if the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed. Such shareholder’s notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person and (ii) the principal occupation or employment of such person and the class and number of shares of the corporation which are beneficially owned by such person that are required to be disclosed in solicitations of the proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a directors, if elected); (B) as to each action item required to be included on the agenda, a description, in sufficient detail, of the purpose and effect of the proposal to the extent necessary to properly inform all shareholders entitled to vote thereon prior to any such vote; and (C) as to the shareholder giving the notice, (i) the name and address, as they appear on the corporation’s books, of such shareholder and the class and (ii) number of shares of the corporation which are beneficially owned by such shareholder.”

No person nominated by a shareholder shall be elected as a director of UPFC unless nominated in accordance with the procedures set forth in Section 2.11 of our Bylaws. Based on our Bylaws, any shareholder desiring to nominate directors at this meeting should have sent notice by January 17, 2007.

What are the Costs of Soliciting these Proxies?

We will pay all the costs of soliciting these proxies. In addition to mailing proxy-soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communication for which they will receive no compensation. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable expenses. In addition, we may pay for and use the services of individuals or companies specializing in the solicitation of proxies in connection with the solicitation of proxies, if the Board of Directors determines this is advisable. We have retained the services of U.S. Stock Transfer Corporation to assist in the distribution and tabulation of proxies at an estimated cost of $2,000, plus certain out-of-pocket expenses.

How Do I Obtain an Annual Report on Form 10-K?

If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2006 that we filed with the Securities and Exchange Commission (“SEC”), we will send you one without charge. Please write to:

United PanAm Financial Corp. 18191 Von Karman Avenue, Suite 300 Irvine, California 92612 Attention: Nancy LeBaron, Assistant Secretary

INFORMATION ABOUT UPFC STOCK OWNERSHIP

Which Shareholders Own 5% or More of UPFC’s Common Stock?

The following table shows, as of May 17, 2007, all persons (including “groups” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) we know to be “beneficial owners” of more than five percent (5%) of our common stock. This information is based on reports regarding such ownership filed by such person with the SEC in accordance with Section 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended.

	Common Stock Beneficially Owned(1)
Name and Address of Beneficial Owner	Number of Shares(2)	Percent of Class(3)
Guillermo Bron(4) 1901 Avenue of the Stars, Suite 470 Los Angeles, California 90067	6,768,357	40.18%

PAFGP, LLC(5) 1901 Avenue of the Stars, Suite 470 Los Angeles, California 90067	5,079,357	32.12%

Pan American Financial, L.P. 1901 Avenue of the Stars, Suite 470 Los Angeles, California 90067	5,079,357	32.12%

Ray Thousand(6) 18191 Von Karman Avenue, Suite 300 Irvine, California 92612	1,450,820	8.54%

Wasatch Advisors, Inc. 150 Social Hall Avenue Salt Lake City, Utah 84111	2,501,186	15.82%

(1)	“Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he or she owns the share in the usual sense, but also if he or she has the power to vote, sell or otherwise dispose of the share. Beneficial ownership also includes that number of shares which a person has the right to acquire within 60 days of May 17, 2007.
(2)	Except as otherwise noted below, each of the persons identified above has sole voting and investment power over the shares of common stock shown as beneficially owned, subject to community property laws where applicable.
(3)	Shares of common stock issuable upon exercise of stock options exercisable within 60 days of May 17, 2007 are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.
(4)	Mr. Bron is not the record owner of any such shares but has the right to acquire within 60 days of May 17, 2007, 1,030,000 shares upon exercise of stock options granted pursuant to the UPFC Amended and Restated 1997 Employee Stock Incentive Plan, as amended (the “Stock Incentive Plan”). Mr. Bron beneficially owns 5,079,357 shares through his ownership in and control of PAFGP, LLC, which is the sole general partner of Pan American Financial, L.P. (“PAFLP”), and 659,000 shares through his ownership interest in and control of B2BF, L.P.
(5)	PAFGP, LLC is not the record owner of any such shares. PAFGP, LLC beneficially owns all such shares in its capacity as the sole general partner of PAFLP.
(6)	Mr. Thousand is the record owner of 280,820 shares and has the right to acquire within 60 days of May 17, 2007, 1,170,000 shares upon exercise of stock options granted pursuant to the Stock Incentive Plan.

How Much of UPFC’s Common Stock is Owned by Directors and Executive Officers?

The following table shows, as of May 17, 2007, beneficial ownership of our common stock by each of our directors, nominees for director, named executive officers and for all current directors and executive officers as a group.

	Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number of Shares(2)	Percent of Class(3)
Guillermo Bron(4)	6,768,357	40.18%
Ray C. Thousand(5)	1,450,820	8.54%
Mitchell G. Lynn(6)	237,928	1.50%
Ron R. Duncanson(7)	137,724	*
Luis Maizel(8)	138,648	*
Giles H. Bateman(9)	42,980	*
Julie Sullivan	0	*
Mario Radrigan(10)	324,453	2.03%
Arash Khazei(11)	19,900	*
Stacy M. Friederichsen(12)	9,400	*
Garland W. Koch(13)	109,584	*
All current directors and executive officers as a group (10 people)(14)	9,130,210	49.26%

*	Less than one percent.
(1)	“Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he or she owns the share in the usual sense, but also if he or she has the power to vote, sell or otherwise dispose of the share. Beneficial ownership also includes that number of shares which a person has the right to acquire within 60 days of May 17, 2007.
(2)	Except as otherwise noted below, each of the persons identified above has sole voting and investment power over the shares of common stock shown as beneficially owned, subject to community property laws where applicable.
(3)	Shares of common stock issuable upon exercise of stock options exercisable within 60 days of May 17, 2007 are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.
(4)	Includes (i) 5,079,357 shares beneficially owned through his ownership interest in and control of PAFGP, LLC, (ii) 659,000 shares beneficially owned through his ownership interest in and control of B2BF, L.P., and (iii) 1,030,000 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days of May 17, 2007.
(5)	Includes 1,170,000 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days of May 17, 2007.
(6)	Includes 52,500 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days of May 17, 2007.
(7)	Includes 107,500 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days of May 17, 2007. Excludes 4,300 shares held by Mr. Duncanson’s children, as to which shares Mr. Duncanson disclaims beneficial ownership.
(8)	Includes 137,500 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days of May 17, 2007. Excludes 2,000 shares held by LM Capital Management Pension Plan, as to which shares Mr. Maizel disclaims beneficial ownership. A trust related to Mr. Maizel is entitled to receive 91,727 shares of common stock held by PAFLP. Mr. Maizel disclaims beneficial ownership of the shares of common stock held by PAFLP except to the extent of his pecuniary interest therein.
(9)	Includes 10,625 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days of May 17, 2007.

(10)	Includes 186,000 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days of May 17, 2007.
(11)	Includes 17,800 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days of May 17, 2007.
(12)	Includes 9,400 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days of May 17, 2007.
(13)	Mr. Koch retired and resigned as the Company’s Chief Financial Officer on July 1, 2006.
(14)	Includes 2,721,325 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days of May 17, 2007.

BOARD MATTERS

The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance. To that end, the Board has engaged in a regular process of reviewing our corporate governance policies and practices in light of proposed and adopted laws and regulations, including the Sarbanes-Oxley Act of 2002, the rules of the SEC, and the rules and regulations of The NASDAQ Global Market.

Board Qualification and Selection Process

The Nominating Committee reviews, evaluates and proposes prospective candidates for the Board of Directors. The Nominating Committee recommends director nominees for selection to the Board and the Board selects the nominees for election as directors. Each member of the Board should possess the highest personal and professional ethics and integrity and be devoted to representing the best interests of UPFC and its shareholders. The goal of the Nominating Committee is to maintain a strong and experienced Board by continually assessing the Board’s business background, current responsibilities, level of independence, community involvement and expected period of time available for service. In evaluating director nominees, the Nominating Committee considers a variety of factors, including the mix of skills, experience, contacts and other qualities. Other important factors to be considered by the Nominating Committee in the selection of nominees for the position of director include current knowledge and contacts in UPFC’s industry and other industries relevant to UPFC’s business, ability to work together as an effective group and ability to commit adequate time to serve as a director.

The Nominating Committee will conduct an annual assessment of the composition of the Board, and will advise the Board on any proposed changes or enhancements to Board composition and structure. The Nominating Committee has the authority to retain a search firm to identify director candidates.

Our policies and procedures regarding the selection of director nominees are described in greater detail in the Nominating Committee Charter, which is available on our website at www.upfc.com. In addition, printed copies of the Nominating Committee Charter are available upon written request to:

Nancy LeBaron, Assistant Secretary United PanAm Financial Corp. 18191 Von Karman Avenue, Suite 300 Irvine, CA 92612

Consideration of Shareholder Nominees

The policy of the Nominating Committee is to consider properly submitted shareholder recommendations for candidates for membership on the Board of Directors. In evaluating potential nominees, the Nominating Committee will look at the same factors described under the heading “Board Qualification and Selection Process” above. Recommendations for director nominees must be submitted in writing, should meet the requirements of Section 2.11 of our Bylaws and should be sent to:

Nancy LeBaron, Assistant Secretary United PanAm Financial Corp. 18191 Von Karman Avenue, Suite 300 Irvine, CA 92612

The Nominating Committee will then screen potential candidates to determine if they meet the qualification criteria. For those candidates who meet the criteria, the Nominating Committee will conduct a due diligence review of the candidates’ qualifications. Additional procedures for shareholders to directly nominate directors is set forth above under the heading “How Are Directors Nominated?”

Executive Sessions

Executive sessions of independent directors will be held from time to time. The Board contemplates that executive sessions will occur at least twice a year in conjunction with regularly scheduled Board meetings.

Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our Board of Directors at our annual meetings, it is customary for all of our directors to attend such meetings. All of our directors attended the 2006 annual meeting of shareholders.

Communications with the Board

Individuals may communicate directly with the Board of Directors by writing to the Chairman of the Board at the following address:

United PanAm Financial Corp. Attn: Chairman of the Board 18191 Von Karman Avenue, Suite 300 Irvine, CA 92612 Phone 949-224-1917 / Fax 949-224-1912

The communication may be mailed, delivered by personal delivery, messenger, courier, facsimile or regular, certified or registered mail.

Code of Ethics

We have adopted a Code of Personal Business Conduct and Ethics governing activities by all directors, officers and employees. The Code of Personal Business Conduct and Ethics is available on our website at www.upfc.com. In addition, printed copies of the Code of Personal Business Conduct and Ethics are available, without charge, upon written request to:

Nancy LeBaron, Assistant Secretary United PanAm Financial Corp. 18191 Von Karman Avenue, Suite 300 Irvine, CA 92612

Any amendments or waivers to the Code of Personal Business Conduct and Ethics will promptly be disclosed by posting on our website.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Board of Directors

The Board of Directors oversees our business and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through, among other things, discussions with the Chief Executive Officer, other key executives and our principal external advisers (legal counsel, outside auditors, investment bankers and other consultants), by reading reports and other materials that we send them and by participating in Board and committee meetings.

The full Board met 16 times during 2006. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which he served as a director, and (ii) the total number of meetings of the committees on which he served.

Director Independence

The Board of Directors and its various committees must have participation by members who are “independent” as defined by the applicable rules and regulations of The NASDAQ Global Market, including Rule 4200(a)(15) of the Marketplace Rules of The NASDAQ Stock Market LLC. The Board of Directors has determined that each of Mr. Bateman, Mr. Duncanson, Mr. Lynn, Mr. Maizel and Ms. Sullivan is independent under such rules and regulations.

Committees of the Board

The Board may delegate portions of its responsibilities to committees of its members. These “standing committees” of the Board meet at regular intervals to attend to their particular areas of responsibility. Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee

The Audit Committee operates under a written charter adopted by the Board of Directors. Among other things, the purpose of the Audit Committee is to oversee and monitor the integrity of our financial statements and our internal accounting and financial controls, our independent auditor’s qualifications, independence and compensation, the performance of our internal audit function and independent auditors, and our compliance with legal and regulatory requirements.

The Audit Committee is chaired by Mr. Duncanson, and consists of Messrs. Duncanson, Bateman, Lynn and Maizel. The Board has determined that each of Mr. Duncanson, Mr. Bateman, Mr. Lynn and Mr. Maizel is an “audit committee financial expert” as defined by the rules of the SEC. The Board has also determined that each of Mr. Duncanson, Mr. Bateman, Mr. Lynn and Mr. Maizel is “independent” and meets each of the other requirements for Audit Committee members under the applicable rules and regulations of The NASDAQ Global Market.

The Audit Committee held 5 formal meetings in 2006. A copy of the current charter for the Audit Committee is available on our website at www.upfc.com. The charter is reviewed annually. The report of the Audit Committee for the 2006 fiscal year is found on page 28 of this Proxy Statement.

Compensation Committee

The Compensation Committee operates under a written charter adopted by the Board of Directors. Among other things, the purpose of the Compensation Committee is to oversee our compensation and employee benefit plans and practices, including our executive compensation plans and our incentive-compensation and equity-

based plans, review and recommend to the Board of Directors the salaries, bonuses and perquisites of our executive officers, determine the individuals to whom, and the terms upon which, awards under our Stock Incentive Plan, management incentive plans and 401(k) plan are granted, make periodic reports to the Board of Directors as to the status of such plans, and review and recommend to the Board of Directors additional compensation plans.

The Compensation Committee is chaired by Mr. Lynn, and consists of Messrs. Lynn, Bateman, Duncanson and Maizel. The Board has determined that each of Mr. Lynn, Mr. Bateman, Mr. Duncanson and Mr. Maizel is independent as defined under the applicable rules and regulations of The NASDAQ Global Market.

The Compensation Committee held 7 formal meetings in 2006. A copy of the current charter for the Compensation Committee is available on our website at www.upfc.com. The charter is reviewed annually. The report of the Compensation Committee for the 2006 fiscal year is found on page 22 of this Proxy Statement.

Nominating Committee

The Nominating Committee operates under a written charter adopted by the Board of Directors. Among other things, the purpose of the Nominating Committee is to recommend to the Board the director nominees to be proposed by us for election at each annual meeting of shareholders, assist in the identification, evaluation and nomination of potential candidates for membership on the Board and make recommendations regarding overall Board composition, recommend performance criteria and conduct evaluations of Board performance, and recommend to the Board director nominees for each committee.

The Nominating Committee is chaired by Mr. Duncanson, and consists of Messrs. Duncanson, Bateman, Lynn and Maizel. The Board has determined that each of Mr. Duncanson, Mr. Bateman, Mr. Lynn and Mr. Maizel is independent as defined under the applicable rules and regulations of The NASDAQ Global Market.

The Nominating Committee held 1 formal meeting in 2006. A copy of the current charter for the Nominating Committee is available on our website at www.upfc.com. The charter is reviewed annually.

Compensation Committee Interlocks and Insider Participation

All decisions involving executive officer compensation are made by our Compensation Committee, consisting of Messrs. Bateman, Duncanson, Lynn and Maizel. None of the members of the Compensation Committee is or has been an officer or employee of UPFC or any of its subsidiaries. None of our executive officers currently serves as a director or member of the compensation committee of another entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee, and no such interlocking relationship existed during fiscal year 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. These persons are required to provide us with copies of all Section 16(a) reports that they file. Based solely upon a review of these reports and written representations from our directors and executive officers, we believe that our directors, executive officers and 10% owners complied with all Section 16(a) filing requirements applicable to them during the year ended December 31, 2006, with the exception of Pan American Financial, L.P., a 10% owner, which filed a late Form 4 on October 19, 2006 (covering one transaction reporting a distribution of shares of our common stock by Pan American Financial, L.P. to its limited partners), PAFGP, LLC, a 10% owner, which filed a late Form 4 on October 19, 2006 (covering one transaction reporting a distribution of shares of our common stock by Pan American Financial, L.P. to its limited partners), Guillermo Bron, our Chairman, who filed a late Form 4 on October 19, 2006

(covering one transaction reporting a distribution of shares of our common stock by Pan American Financial, L.P. to its limited partners), Giles Bateman, a director, who filed a late Form 4 on September 12, 2006 (covering one transaction reporting an option grant) and a late Form 4 on July 3, 2006 (covering one transaction reporting an option grant), Ron Duncanson, a director, who filed a late Form 4 on June 29, 2006 (covering one transaction reporting an option grant), Mitchell Lynn, a director, who filed a late Form 4 on June 29, 2006 (covering one transaction reporting an option grant), Luis Maizel, a director, who filed a late Form 4 on June 29, 2006 (covering one transaction reporting an option grant), and Ray Thousand, our Chief Executive Officer and a director, who filed a late Form 4 on April 20, 2006 (covering one transaction reporting an option grant).

Transactions with Related Persons

The Board of Directors has adopted a Related Person Transaction Policy, which was recommended for approval by the Audit Committee. The Related Person Transaction Policy, which supplements the conflict of interest provisions in our Code of Personal Business Conduct and Ethics, covers any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships), in which UPFC (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $25,000, and in which any related person had, has or will have a direct or indirect interest. The Related Person Transaction Policy requires that such transactions be approved by the Audit Committee.

The Related Person Transaction Policy requires that directors and officers report relationships, potential conflicts and potential related party transactions to our Chief Financial Officer, who will then screen the information and determine if the transaction must be submitted to the Audit Committee.

There were no transactions during the fiscal year ended December 31, 2006, and there are no currently proposed transactions, in which UPFC was or is to be a participant and the amount involved exceeds $120,000, and in which any related person of UPFC had or will have a direct or indirect material interest.

Biographical Information of Directors and Nominees

The following table identifies our directors and nominees and provides their respective ages and current positions with UPFC as of May 17, 2007. Each of the nominees for election at the Annual Meeting is currently a director of UPFC, except for Julie Sullivan. Ms. Sullivan’s candidacy was recommended to the Nominating Committee by a non-management director. Biographical information for each such person is provided below.

Name	Position	Age	Director Since
Guillermo Bron	Chairman of the Board	55	1994
Ray C. Thousand	President, Chief Executive Officer, Secretary and Director	49	2000
Giles H. Bateman	Lead Director	62	2006
Ron R. Duncanson	Director	46	1999
Mitchell G. Lynn	Director	58	2001
Luis Maizel	Director	56	1997
Julie Sullivan	—	49	—

Nominees for Election at 2007 Annual Meeting (Class II)

Guillermo Bron. Mr. Bron has served as Chairman of the Board and a director of UPFC since April 1994, and as a director of Pan American Bank, FSB (the “Bank”), a federally chartered savings association and former wholly-owned subsidiary of UPFC, from 1994 until its dissolution in February 2005. Mr. Bron is a Managing Director of Acon Funds Management LLC, a private equity firm, and the Managing Member of PAFGP, LLC, the sole general partner of Pan American Financial, L.P. From 2000 to 2002, Mr. Bron was a director of Telemundo Group, Inc. Mr. Bron founded UPFC and organized a Hispanic investor group that acquired certain assets and assumed certain liabilities of the Bank’s predecessor from the Resolution Trust Corporation in April 1994. From 1994 to 2003, Mr. Bron was an officer, director and principal stockholder of a general partner of Bastion Capital Fund, L.P., a private equity investment fund. Previously, Mr. Bron was a Managing Director of Corporate Finance and Mergers and Acquisitions at Drexel Burnham Lambert.

Ray C. Thousand. Mr. Thousand has served as a director of UPFC since September 2000, as Chief Executive Officer of UPFC since June 2004, as President and Secretary of UPFC since January 2001, and as Chief Operating Officer of UPFC from January 2001 until June 2004. Mr. Thousand has served as President, Chief Executive Officer and a director of United Auto Credit Corporation (“UACC”), a wholly-owned subsidiary of UPFC, since February 1996. Mr. Thousand also served as President and Chief Executive Officer of the Bank from January 2001 until its dissolution in February 2005. Previously, Mr. Thousand held positions in consumer and commercial lending with Norwest Financial from 1979 to 1985, and executive positions with Bank of America/Security Pacific Credit from 1985 to 1993, TransAmerica Business Credit in 1994 and Fidelity Funding Financial Group from 1994 to 1995 with emphasis on lending to consumer finance companies engaged in indirect automobile lending.

Luis Maizel. Mr. Maizel has served as a director of UPFC since October 1997, and currently serves as Chairman of UPFC’s Investment Committee. Mr. Maizel has been President of LM Capital Group, LLC since 1989 and LM Advisors, Inc. since 1984. Mr. Maizel currently serves as a director of both such companies, which are pension fund management and financial consulting firms. From 1980 to 1984, Mr. Maizel was President of Industrias Kuick, S.A. and Blount Agroindustras, S.A., manufacturers of agribusiness equipment.

Julie Sullivan. Ms. Sullivan has served as Member of the Audit Committee, Chair of the Audit Committee and Member of the Governance and Nominating Committee of Applied Micro Circuits Corporation since February 2005. Ms. Sullivan has been the Provost and Vice President for Academic Affairs at University of San Diego since July 2005. From July 2003 to July 2005, Ms. Sullivan was a professor at the University of California, San Diego, Rady School of Management. From July 1998 to June 2003, Ms. Sullivan was the Interim Dean and Senior Associate Dean at the University of North Carolina at Chapel Hill, Kenan-Flagler Business School.

Directors with Terms Expiring in 2008 (Class I)

Giles H. Bateman. Mr. Bateman has served as a director of UPFC since April 2006. Mr. Bateman was a co-founder of Price Club in 1976 and served as Chief Financial Officer and Vice Chairman there until 1991. Mr. Bateman served as non- executive chairman of CompUSA Inc., a publicly traded retailer of computer hardware, software, accessories and related products, from 1994 until he retired in 2000. Mr. Bateman serves as a director, and the chair of the audit committee, of WD-40 Company and as a director of Lifetime Fitness, Inc. He also serves as a director of three private companies.

Ron R. Duncanson. Mr. Duncanson has served as a director of UPFC since May 1999, and currently serves as Chairman of UPFC’s Audit Committee and Nominating Committee. Mr. Duncanson served as a director of the Bank from 1994 until its dissolution in February 2005. Mr. Duncanson has also served as a management consultant to Vintaco, Inc., where he has overseen various businesses and a mid-size commercial real estate portfolio, since 1992. Prior to joining Vintaco, Inc., Mr. Duncanson served six years with the Treasury Department, Office of Thrift Supervision, where he was a senior analyst in mergers and acquisitions. Mr. Duncanson was an auditor for Wells Fargo Bank from 1984 to 1986.

Mitchell G. Lynn. Mr. Lynn has served as a director of UPFC since April 2001, and currently serves as Chairman of UPFC’s Compensation Committee. Mr. Lynn also served as a director of the Bank from 2001 until its dissolution in February 2005. Since 1995, Mr. Lynn has been founder and President of CRI2000, LP and several subsidiaries which engage in a variety of activities, but primarily the design, development and manufacturing of consumer products for wholesale distribution. From 1979 to 1994, Mr. Lynn held various senior executive level positions including member of the board of directors and executive committee with the Price Company and Price/Costco. Mr. Lynn is currently a director of Bodega Latina, a warehouse grocery retailer focusing on the Hispanic market in the Southwest.

Biographical Information of Executive Officers

The following table identifies our executive officers and provides their respective ages and current positions with UPFC as of May 17, 2007. Biographical information for each such person, other than Guillermo Bron and Ray C. Thousand, whose biographies are provided above under the heading “Biographical Information of Directors and Nominees,” is provided below.

Name	Age	Position
Guillermo Bron	55	Chairman of the Board
Ray C. Thousand	49	President, Chief Executive Officer, Secretary and Director
Arash A. Khazei	39	Executive Vice President and Chief Financial Officer
Mario Radrigan	45	Executive Vice President and Chief Marketing Officer
Stacy M. Friederichsen	38	Executive Vice President and Chief Administrative Officer

Arash A. Khazei. Mr. Khazei has served as Executive Vice President and Chief Financial Officer of UPFC since April 2007, as Senior Vice President and Chief Financial Officer of UPFC from July 2006 to April 2007, and as Vice President and Corporate Controller of UPFC from May 2005 to July 2006. From December 2002 to April 2005, Mr. Khazei served as Senior Consultant with RHI International, a consulting company, working directly with companies such as British Petroleum, GMAC and Nokia Corporation. From October 1999 to December 2002, Mr. Khazei served as Managing Consultant with RTM Norden, Inc., an information system consulting company. Prior to October 1999, Mr. Khazei worked for companies including Arthur Andersen LLP and The Walt Disney Company. Mr. Khazei is a Certified Public Accountant and Chartered Accountant.

Mario Radrigan. Mr. Radrigan has served as Executive Vice President and Chief Marketing Officer of UPFC since April 2007, as Executive Vice President and Chief Administrative Officer of UPFC from June 2004 to April 2007, as Senior Vice President of UPFC from July 2001 to June 2004, and as Executive Vice President, Senior Vice President and Vice President of Marketing of UACC since February 1996. Mr. Radrigan also served as Senior Vice President of the Bank from July 2001 until its dissolution in February 2005. From September 1993 to February 1996, Mr. Radrigan served as Finance Director of Webb Automotive Group. Mr. Radrigan also served as Finance Director of Peyton Cramer Automotive Group from June 1988 to September 1993, as Senior Credit Analyst for Toyota Motor Credit Corporation from February 1986 to June 1988, and as Account Representative for General Motors Acceptance Corporation from August 1981 to February 1986.

Stacy M. Friederichsen. Ms. Friederichsen has served as Executive Vice President and Chief Administrative Officer of UPFC since April 2007, as Senior Vice President of UPFC from April 2006 to April of 2007, and as Vice President and Director of Human Resources of UPFC from March 2005 to April 2006. From January 2002 to February 2005, Ms. Friederichsen served as the Director of Human Resources for Raj Manufacturing. Ms. Friederichsen also served as Director of Human Resources for Granite Homes from December 1999 until December 2001. Prior to 1999, Ms. Friederichsen served as a Senior Human Resources Consultant for Strategic Business Solutions, working directly with companies such as Allergan, Cryogen and Johnson & Johnson.

Director Compensation

Non-employee director compensation is determined by the Board of Directors, based on the recommendations from the Compensation Committee. We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board who will act on behalf of shareholders. The compensation approach is intended to provide compensation that is competitive with the market. The philosophy is reviewed annually by the Compensation Committee and adjusted, as appropriate.

For the year ended December 31, 2006, members of the Board who are not UPFC employees received annual cash compensation of $30,000. In addition, the Chairman of the Audit Committee received an additional $20,000. Directors who are UPFC employees receive no compensation for their services as directors.

The Board granted Giles H. Bateman 3,125 options on April 18, 2006 following his appointment to the Board. In addition, the Board granted each independent director 10,000 options on August 22, 2006 following the 2006 annual meeting of shareholders.

Name (a)	Fees earned or paid in cash($) (b)		Stock awards ($) (c)	Option awards ($)(1) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total($) (h)

Giles H. Bateman	22,500	(2)		32,557				55,057
Ron R. Duncanson	100,000	(3)		83,015				183,015
Mitchell G. Lynn	30,000	(4)		83,015				113,015
Luis Maizel	30,000	(5)		83,015				113,015

(1)	The amounts in the column reflect dollar amount recognized for financial statement reporting purposes for 2006 in accordance with SFAS 123(R), and thus includes amounts from awards granted in and prior to 2006. As of December 31, 2006, each director has the following number of options outstanding: Giles H. Bateman: 13,125; Ron R. Duncanson: 107,500; Mitchell G. Lynn: 77,500; Luis Maizel: 137,500.
(2)	Mr. Bateman was appointed a director on April 18, 2006. The fees earned reflect compensation for his partial year service.
(3)	The fees earned reflect compensation of $30,000 in Mr. Duncanson’s capacity as a director and additional compensation of $70,000 in Mr. Duncanson’s capacity as the Chairman of the Audit Committee for 2005 and 2006.
(4)	The fees earned reflect compensation for Mr. Lynn’s service as a director.
(5)	The fees earned reflect compensation for Mr. Maizel’s service as a director.

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee of the Board of Directors (the “Committee”) has responsibility for establishing, implementing and continually monitoring adherence to the UPFC compensation philosophy. The Committee believes it ensures that the total compensation paid to the executive officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to executive officers, including the actively-employed named executive officers, are similar to those provided to other executive officers at comparable companies.

Throughout this Compensation Discussion and Analysis, the individuals who served as Chief Executive Officer and Chief Financial Officer during 2006, as well as UPFC’s Chairman of the Board, Chief Administrative Officer and Chief Marketing Officer who were serving as executive officers at December 31, 2006, are referred to as the “named executive officers” or “NEOs.”

Process for Evaluating Executive Officer Performance and Compensation

Pursuant to its charter, the Committee meets at least twice each year to review and discuss executive compensation issues. The Committee also meets periodically throughout the year as it deems appropriate.

The Committee did not utilize an outside advisor during 2006, but engaged Compensia, Inc., an independent compensation consulting firm, in February 2007 to conduct a study of executive compensation practices for the assumed NEOs for fiscal year 2007 (which did not include the Chairman of the Board). The aim of the study was to provide the foundation for creating a more formalized compensation structure, which is reflective of UPFC’s competitive environment. Compensia reports directly to the Committee. The Committee also sought ad hoc advice on regional pay differentials from other compensation consulting firms.

During the fiscal year ended December 31, 2006, the Committee was comprised of Messrs. Mitchell Lynn, Giles Bateman, Ron Duncanson and Luis Maizel. Mr. Lynn is the Chair of the Committee, and each of the Committee members is “independent” as defined by the applicable rules and regulations of The NASDAQ Global Market, including Rule 4200(a)(15) of the Marketplace Rules of The NASDAQ Stock Market LLC.

Compensation Benchmarking

In February 2007, UPFC identified, with the assistance of its independent compensation consulting firm, a peer group of companies, which are referred to as the “Compensation Peer Group,” for purposes of benchmarking executive compensation. These companies, which are listed below, are comparable to UPFC in terms of industry focus and financial scope, and represent UPFC’s labor market competition.

• Advanta	• Encore Capital Group
• America’s Car-Mart	• Financial Federal
• Asset Acceptance Capital	• Marlin Business Services
• Asta Funding	• Medallion Financial
• Consumer Portfolio Services	• Nicholas Financial
• Credit Acceptance	• World Acceptance

The companies in the Compensation Peer Group had the following profile as of March 1, 2007:

	Last Four Quarters Revenue/ Interest and Non-Interest Income		Market Capitalization		Employee Size
	Range	Median	Range	Median	Range	Median
Peer Group	$46.8M - $507.7M	$228.8M	$110.6M - $1,218.7M	$360.8M	99 - 2,214	760
UPFC	$197.0M		$ 208.9M		950

Executive Compensation Philosophy and Framework

UPFC designs its compensation program to attract, motivate and retain high-quality executives by providing rewards that are performance-based and competitive with the labor market in its industry. UPFC’s philosophy is to provide its executives with incentive compensation opportunities that both advance the interests of shareholders and deliver levels of compensation to executives that are commensurate with performance.

UPFC designs its compensation program to:

1.	Support its business strategy and business plan by clearly communicating what is expected of executives with respect to goals and results, and by aligning rewards with achievement.

2.	Ensure that it can attract the highly skilled executive talent required to deliver favorable business results.

3.	Strongly align the interests of its executives with the long-term interests of shareholders through the use of equity compensation.

Employment Agreements

At December 31, 2006, UPFC had entered into employment agreements with each of the NEOs other than Stacy M. Friederichsen. Mr. Thousand’s employment agreement, dated April 18, 2006, remains effective through December 7, 2010, and provides for base salary of $375,000 per annum through December 7, 2007, $400,000 per annum between December 8, 2007 and December 7, 2008, $425,000 per annum between December 8, 2008 and December 7, 2009, and $450,000 per annum between December 8, 2009 and December 7, 2010, a target annual cash bonus of 100% of base salary based upon the satisfaction of specified performance goals relating to loan volume, pre-tax profit, delinquencies and charge-offs, with an additional 20% discretionary bonus for a total of 120%, and severance benefits as described below in “Potential Payments Upon Termination or Change-in-Control.” Mr. Khazei’s employment agreement, dated July 1, 2006, remains effective through July 1, 2009, and provides for base salary of $175,000 per annum through July 1, 2007, $187,500 per annum between July 1, 2007 and June 30, 2008, and $200,000 per annum between July 1, 2008 and June 30, 2009, a target annual cash bonus of 50% of base salary based upon the satisfaction of specified performance goals relating to loan volume, pre-tax profit, delinquencies and charge-offs, and severance benefits as described below in “Potential Payments Upon Termination or Change-in-Control.” Mr. Radrigan’s employment agreement, dated March 1, 2005, remains effective through February 28, 2008, and provides for base salary of $200,000 per annum until February 28, 2008, a target annual cash bonus of 50% of base salary based upon the satisfaction of specified performance goals relating to loan volume, pre-tax profit, delinquencies and charge-offs, and severance benefits as described below in “Potential Payments Upon Termination or Change-in-Control.” Mr. Bron’s employment agreement, dated August 30, 2005, expired on December 31, 2006.

UPFC is in the process of implementing the compensation program described below for fiscal year 2007 by negotiating new employment agreements with the NEOs other than Guillermo Bron.

Evaluation of Executive Officer Compensation

Target Pay/Pay Mix

UPFC’s executive compensation includes a mix of base salary, short-term cash incentives and equity grants. Historically, UPFC sought to maintain low levels of cash compensation in favor of granting substantial equity awards. Prior to the compensation actions taken in March 2007, which are described below, UPFC’s executive base salaries and target cash incentive compensation were below the Compensation Peer Group 50th percentile. In addition, UPFC’s mix of fixed to variable cash compensation for the NEOs (other than the Chairman of the Board) was disproportionally weighted towards variable cash compensation when compared with the Compensation Peer Group.

UPFC has not historically made annual stock option grants. Instead, larger awards were made at the time executives renewed their employment agreements with UPFC. The awards have generally been intended to cover a five year period, and UPFC has attempted to grant awards which, when annualized over the five year period, are above median competitive levels.

After reviewing competitive compensation practices in 2007, the Committee determined that the overall below-market positioning for cash compensation combined with a disproportionate emphasis on variable cash compensation and large periodic equity awards, while historically appropriate, required revision in order for UPFC to remain competitive in recruiting and retaining executive talent. UPFC redesigned its compensation program in early 2007 to bring cash compensation into line with market practices. The changes resulted in an overall average at approximately the Compensation Peer Group 60th percentile in base and target cash incentive compensation. As a result, all NEOs other than the Chairman of the Board received increases in base salary.

The Chief Executive Officer’s incentive bonus target was also lowered at that time, from 120% to 80% for 2007, to 60% for 2008 and 60% for 2009. The Committee believes this total cash compensation opportunity better balances annual operating performance objectives with the need to create shareholder value over the long-term.

As a result of the changes introduced in early 2007, the mix of fixed to variable cash compensation for fiscal year 2007 will be as follows:

Executive Officer	Title	Pay Mix (Fixed/Variable)
Guillermo Bron	Chairman of the Board	100% Fixed
Ray C. Thousand	President and Chief Executive Officer	56%/44%
Arash A. Khazei	Executive Vice President and Chief Financial Officer	67%/33%
Mario Radrigan	Executive Vice President and Chief Marketing Officer	74%/26%
Stacy M. Friederichsen	Executive Vice President and Chief Administrative Officer	74%/26%

Base Salary and Incentive Bonus

Base salary is the primary fixed compensation element in the executive pay program, and is used to attract, motivate and retain highly qualified executives. UPFC’s annual bonus program is an “at-risk” compensation arrangement designed to reward executives for achieving key operational goals that UPFC believes will provide the foundation for creating longer-term shareholder value.

In addition to market competitiveness, the Committee assesses the following factors when determining annual compensation levels for executives:

•	The responsibilities and criticality of the position

•	The performance of the executive

•	The qualifications and experience of the executive

•	UPFC’s financial performance (including return on equity, asset growth, revenue, growth, portfolio management, levels of general and administrative expense and budget variances) for the previous year

•	The specific contributions of the executive (or his/her department) to achievement of corporate goals

•	The executive’s total compensation during the previous year

•	The executive’s length of service at UPFC

•	The executive’s effectiveness in dealing with external and internal audiences

•	Anticipated future contribution of the executive

As discussed above, in early 2007 the Committee engaged Compensia to conduct a review of executive compensation practices at key market and labor competitors. The results of this study were evaluated, along with company performance data, when the Committee met in March 2007 to discuss the 2006 performance and compensation for the NEOs other than the Chairman of the Board.

UPFC’s performance did not meet the criteria for bonus payouts; however, it was the Committee’s opinion that UPFC failed to meet its business plan for reasons outside the control of management, including substantial increases in interest rates and additional investment made in corporate infrastructure for future growth. Accordingly, the Committee recommended to the Board of Directors that the NEOs, other than the Chairman of the Board, be granted discretionary bonuses in the amounts set forth in the following table, and such discretionary bonuses were approved by the Board of Directors and granted by the Company:

Executive Officer	Title	2006 Base Salary	Percent Increase over FY05	Target Bonus Percentage	Bonus Payment	Percent of Target Bonus
Guillermo Bron	Chairman of the Board	$225,000	0%	N/A	N/A	N/A
Ray C. Thousand	President and Chief Executive Officer	$350,000	7%	120%	$297,500	71%
Arash A. Khazei	Executive Vice President and Chief Financial Officer	$175,000	N/A	50%	$87,500	100%
Mario Radrigan	Executive Vice President and Chief Marketing Officer	$190,000	8%	50%	$80,750	85%
Stacy M. Friederichsen	Executive Vice President and Chief Administrative Officer	$175,000	N/A	50%	$87,500	100%
Garland W. Koch	Former Executive Vice President and Chief Financial Officer	$190,000	8%	50%	$0	0%

Subsequent to the Committee’s evaluation of the results of the compensation study conducted by Compensia (which did not include comparisons for the Chairman of the Board), the Committee recommended to the Board of Directors that the NEOs receive cash compensation for the years 2007-2009 as set forth in the following table, and such cash compensation was approved by the Board of Directors:

		Base Salary			Target Incentive Bonus
Executive Officer	Title	2007	2008	2009	2007	2008	2009
Guillermo Bron	Chairman of the Board	$60,000	$60,000	$60,000	N/A	N/A	N/A
Ray Thousand	President and Chief Executive Officer	$555,556	$656,250	$689,062	80%	60%	60%
Arash A. Khazei	Executive Vice President and Chief Financial Officer	$220,000	$270,000	$283,500	50%	40%	40%
Mario Radrigan	Executive Vice President and Chief Marketing Officer	$225,000	$236,250	$248,063	35%	35%	35%
Stacy M. Friederichsen	Executive Vice President and Chief Administrative Officer	$225,000	$236,250	$248,063	35%	35%	35%

Equity Compensation

UPFC’s Amended and Restated 1997 Employee Stock Incentive Plan provides for equity awards to NEOs. The Committee believes stock awards create a critical linkage between executive and shareholder interests, and enhance UPFC’s ability to attract, motivate and retain key executives. Historically, equity awards have not been made on an annual basis, but periodically based upon an executive’s employment agreement renewal or promotion.

The award to the Chief Executive Officer in 2006 reflected the renewal of his employment agreement, and has a ten year term with performance requirements of 10% growth rate on an annual basis in pre-tax income from

2006 over a five year term. The awards to Mr. Khazei and Ms. Friederichsen were made in recognition of their promotions to Senior Vice President. The following equity awards were made for 2006:

Executive Officer	Current Title	Stock Options	Date Granted	Strike Price	Black- Scholes Value
Guillermo Bron	Chairman of the Board	N/A	N/A	N/A	N/A
Ray C. Thousand	President and Chief Executive Officer	300,000	03/23/06	$30.00	$2.8M
Arash A. Khazei	Executive Vice President and Chief Financial Officer	50,000	07/03/06	$30.85	$662,550
Mario Radrigan	Executive Vice President and Chief Marketing Officer	N/A	N/A	N/A	N/A
Stacy M. Friederichsen	Executive Vice President and Chief Administrative Officer	10,000	04/05/06	$30.69	$114,983
Garland W. Koch	Former Executive Vice President and Chief Financial Officer	N/A	N/A	N/A	N/A

Beginning in 2007, the Committee decided to move away from the granting of large, periodic awards and instead adopted a program of smaller annual grants. The Committee believes this type of program will provide a more consistent base of unvested equity value and enhance the retention value of the compensation program. In light of the changes in the equity grant process, as well as changes in the competitive market, UPFC has begun providing annual equity compensation in the form of restricted stock. The restricted stock awards are fixed at a dollar amount, and the number of shares determined on the grant date, based on the then-current dollar value of the stock.

In March 2007, the Committee recommended to the Board of Directors that the NEOs receive equity compensation for the years 2007-2009 as set forth in the following table, and such equity compensation was approved by the Board of Directors:

		Fixed Value Restricted Stock Grant
Executive Officer	Title	2007(2)	2008	2009
Guillermo Bron(1)	Chairman of the Board	$40,000	N/A	N/A
Ray C. Thousand	President and Chief Executive Officer	$275,000	$275,000	$275,000
Arash A. Khazei	Executive Vice President and Chief Financial Officer	$150,000	$150,000	$150,000
Mario Radrigan	Executive Vice President and Chief Marketing Officer	$75,000	$75,000	$75,000
Stacy M. Friederichsen	Executive Vice President and Chief Administrative Officer	$75,000	$75,000	$75,000

(1)	Equity compensation to be same as non-employee directors.
(2)	The 2007 grants will be made on July 10, 2007, subject to shareholder approval of an increase in the total number of shares that may be issued under UPFC’s Amended and Restated 1997 Employee Stock Incentive Plan.

With the exception of the 2007 grants, the grant dates for restricted stock will be February 1 of the applicable year. For 2007, the number of shares to be issued under the restricted stock grants will be determined by dividing the fixed value amounts reflected in the table above by $14.30, which was the closing price of UPFC’s common stock on February 1, 2007. Restricted stock awards will vest over a three-year period starting in year three and fully vest at the end of five years, subject to acceleration in the event of a change of control. For Mr. Thousand only, there is a performance requirement of achieving 10% growth rate on an annual basis in pre-tax income from 2007.

Additionally, UPFC will continue to use stock options as a supplemental equity award vehicle in certain circumstances. The Committee is planning to award 25,000 stock options to each of Mr. Khazei and Ms. Friederichsen on July 10, 2007, as a result of their promotions from Senior Vice President to Executive Vice President.

Benefits and Perquisites

Benefits provided to NEOs are substantially the same for all employees at UPFC, with the following exceptions:

•	Mr. Bron will receive a retirement benefit of $100,000 annually at age 65 for a period of 15 years. Mr. Bron is fully vested in this benefit.

•

All NEOs with the exception of Mr. Bron receive a car allowance. Mr. Thousand, Mr. Khazei and Mr. Radrigan receive $200 per month under their employment agreements. Ms. Friederichsen receives $350 per month.

All NEOs also participate in UPFC’s 401(k) Plan, which is available to most employees. The 401(k) Plan permits participants to make 401(k) contributions on a pretax basis. Participants can contribute up to 60% of their pretax compensation to the 401(k) Plan annually, subject to legal limitations. The 401(k) Plan also provides that UPFC and its subsidiaries will make a matching contribution on behalf of each eligible participant equal to 50% of the 401(k) contributions made by participants, up to 6% of their individual compensation.

Post-Employment Obligations

All NEOs would be entitled to full vesting of any unvested stock options or restricted stock awards upon a change-in-control of UPFC. Messrs. Thousand, Khazei and Radrigan have severance arrangements under their current employment agreements in the event of termination without cause. Under these agreements, upon a termination without cause, the executive would be entitled to payment equal to 12 months salary at the then current base salary, plus prorated bonus through the date of termination based on the following rates: Mr. Thousand, 100% of base salary; Mr. Khazei, 50% of base salary; and Mr. Radrigan, 50% of base salary. As discussed above in “Employment Agreements,” Mr. Thousand’s current employment agreement provides for base salary of $375,000 per annum through December 7, 2007, $400,000 per annum between December 8, 2007 and December 7, 2008, $425,000 per annum between December 8, 2008 and December 7, 2009, and $450,000 per annum between December 8, 2009 and December 7, 2010, Mr. Khazei’s current employment agreement provides for base salary of $175,000 per annum through July 1, 2007, $187,500 per annum between July 1, 2007 and June 30, 2008, and $200,000 per annum between July 1, 2008 and June 30, 2009, and Mr. Radrigan’s current employment agreement provides for base salary of $200,000 per annum through February 28, 2008.

UPFC is in the process of entering into new employment agreements with the NEOs other than Guillermo Bron. UPFC currently anticipates that these new employment agreements will contain severance arrangements that are substantially similar to the arrangements contained in the current employment agreements with Messrs. Thousand, Radrigan and Khazei, except that such employment agreements will reflect the base salaries and target incentive bonus percentages discussed above in “Evaluation of Executive Officer Compensation—Base Salary and Incentive Bonus.”

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of compensation payable in any tax year to the Chief Executive Officer and the other four most highly compensated executive officers. Section 162(m) stipulates that a publicly-held company cannot deduct compensation to its top officers in excess of $1 million. Compensation that is “performance-based” compensation within the meaning of the Internal Revenue Code of 1986 does not count toward the $1 million limit. No NEO compensation in 2006 exceeded the limits of Section 162(m). UPFC structures its executive compensation to comply with Section 162(m).

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The COMPENSATION COMMITTEE

Mitchell G. Lynn, Chair

Giles H. Bateman

Luis Maizel

Ron Duncanson

The foregoing report of the Compensation Committee is not deemed to be “soliciting material” or to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and is not otherwise deemed filed under these Acts.

Summary Compensation Table

The following table summarizes information about compensation paid to or earned by our Chief Executive Officer, our current Chief Financial Officer and our three other most highly compensated executive officers who were serving as executive officers at December 31, 2006. It also summarizes the compensation paid to or earned by Garland W. Koch, our former Chief Financial Officer, who retired and resigned as an executive officer on July 1, 2006. We collectively refer to these persons as the “named executive officers.”

Name and Principal Position	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Guillermo Bron, Chairman of the Board	2006	$225,000	$0		$0		$33,042	$9,000	$267,042

Ray C. Thousand, Chief Executive Officer and President	2006	$351,603	$297,500		$565,450			$9,000	$1,223,553

Arash A. Khazei, Chief Financial Officer and Executive Vice President	2006	$155,063	$87,500		$164,472			$6,973	$414,008

Mario Radrigan, Executive Vice President and Chief Marketing Officer	2006	$188,974	$80,750		$16,147			$9,550	$295,421

Stacy M. Friederichsen, Executive Vice President and Chief Administrative Officer	2006	$129,808	$87,500		$51,633			$5,172	$274,113

Garland W. Koch, Former Chief Financial Officer and Executive Vice President(1)	2006	$147,654	$0		$0			$10,600	$158,254

(1)	Mr. Koch retired and resigned from the Company, effective July 1, 2006.
(2)	The amounts in column (c) reflect cash earned during 2006 as salary.
(3)	UPFC’s performance did not meet the criteria for bonus payouts for 2006 performance; however, the Compensation Committee concluded that UPFC failed to meet its business plan for reasons outside the control of management, including substantial increases in interest rates and additional investment in corporate infrastructure for future growth. Accordingly, at the recommendation of the Compensation Committee, the Board of Directors authorized the grant of discretionary bonuses to the named executive officers.
(4)	The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for 2006 in accordance with FAS 123 (R) for stock options held by our named executive officers, and thus include amounts from awards granted in and prior to 2006. For information regarding significant factors, assumptions and methodologies used in determining the fair value of our stock options, see Note 10 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2006.
(5)	The amount in column (h) reflects the costs incurred for post-retirement compensation for Mr. Bron under Mr. Bron’s Salary Continuation Agreement dated October 1, 1997.
(6)	Column (i) represents the amount of all compensation paid to the named executive officers that is not reported in any other column of the table, as detailed in the table below.

Name	401 (k) Match	Car Allowance	Life Insurance Premiums Paid by the Company	Total
Guillermo Bron	$6,600	$2,400	$0	$9,000
Ray C. Thousand	$6,600	$2,400	$0	$9,000
Arash A. Khazei	$5,873	$1,100	$0	$6,973
Mario Radrigan	$6,600	$2,400	$535	$9,550
Stacy M. Friederichsen	$3,043	$2,129	$0	$5,172
Garland W. Koch	$6,600	$4,000	$0	$10,600

Grants of Plan-Based Awards

The following table summarizes information about grants of plan-based awards for each of our named executive officers during 2006.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#)(2) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (l)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Guillermo Bron	N/A	$0
Ray C. Thousand	N/A	$87,500	$350,000	$420,000
	3/23/2006								300,000	30.00	2,778,210
Arash A. Khazei	N/A	$21,875	$87,500	$87,500
	7/3/2006								50,000	30.85	662,550
Mario Radrigan	N/A	$47,500	$95,000	$95,000
Stacy M. Friederichsen	N/A	$0	$87,500	$87,500
	4/5/2006								10,000	30.69	114,983
Garland W. Koch	N/A

(1)	Cash Bonus. The amounts in these columns represent threshold (25% for Mr. Thousand, 12.5% for Mr. Khazei, 25% for Mr. Radrigan, no threshold for Ms. Friederichsen), target (100% for Mr. Thousand, Mr. Khazei, Mr. Radrigan and Ms. Friederichsen) and maximum (120% for Mr. Thousand, 100% for Mr. Khazei, Mr. Radrigan and Ms. Friederichsen) amounts of cash bonuses that were payable to our named executive officers for 2006 performance. The terms of the cash bonus arrangement for each named executive officer identified above other than Ms. Friederichsen are set forth in the employment agreement of each such named executive officer. The terms of the cash bonus arrangement for Ms. Friederichsen is based on UPFC’s standard annual incentive program for Senior Vice Presidents.
(2)	The amounts reported in this column represent stock options granted to our named executive officers during 2006. Options granted to Mr. Thousand vest 100% on December 7, 2010 with performance requirements of 10% growth rate on annual basis in pre-tax income from 2006. Options granted to Mr. Khazei and Ms. Friederichsen have a ten-year term and vest 20% annually commencing on December 31, 2006.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes information about the number and estimated value of outstanding stock options and unvested stock awards held by our named executive officers on December 31, 2006.

	Option Awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)		(d)	(e)	(f)
Guillermo Bron	100,000	0			3.25	9/13/2009
	180,000	0			4.25	9/13/2009
	250,000	0			11.00	3/31/2010
	250,000	0			15.00	3/31/2010
	250,000	0			20.00	3/31/2010

Ray C. Thousand	270,000	0			4.39	3/31/2011
	200,000	0			10.00	7/31/2011
	700,000	0			10.00	9/25/2011
	0	300,000	(1)		30.00	3/23/2016

Arash A. Khazei	1,000	4,000	(2)		22.20	5/9/2015
	2,900	11,600	(3)		23.14	5/24/2015
	0	50,000	(4)		30.85	7/3/2016

Mario Radrigan	180,000	0			10.00	3/31/2011
	6,000	4,000	(5)		10.00	5/9/2013

Stacy M. Friederichsen	1,000	4,000	(6)		20.10	3/10/2015
	1,300	5,200	(7)		23.14	5/24/2015
	1,400	5,600	(8)		21.42	11/17/2015
	0	10,000	(9)		30.69	4/5/2016

Garland W. Koch	N/A	N/A			N/A	N/A

(1)	These options were granted on March 23, 2006 and vest 100% on December 7, 2010. These options have a ten-year term with performance requirements of 10% growth rate on an annual basis in pre-tax income from 2006 over a five-year term.
(2)	These options were granted on May 9, 2006 and vest 20% annually commencing on December 31, 2006. These options have a ten-year term.
(3)	These options were granted on May 24, 2006 and vest 20% annually commencing on December 31, 2006. These options have a ten-year term.
(4)	These options were granted on July 3, 2006 and vest 20% annually commencing on December 31, 2006. These options have a ten-year term.
(5)	These options were granted on May 9, 2003 and vest 20% annually commencing on May 9, 2004. These options have a ten-year term.
(6)	These options were granted on March 10, 2005 and vest 20% annually commencing on December 31, 2006. These options have a ten-year term.
(7)	These options were granted on May 24, 2005 and vest 20% annually commencing on December 31, 2006. These options have a ten-year term.
(8)	These options were granted on November 17, 2005 and vest 20% annually commencing on December 31, 2006. These options have a five-year term.
(9)	These options were granted on April 5, 2006 and vest 20% annually commencing on December 31, 2006. These options have a five-year term.

Option Exercises and Stock Vested

The following table summarizes information about stock option exercises for each of our named executive officers during 2006.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized Upon Exercise ($)(2)
(a)	(b)	(c)
Guillermo Bron	N/A	N/A

Ray C. Thousand	19,300	535,637
	8,000	220,910
	7,800	214,447
	5,122	142,190
	4,778	131,835
	190,050	5,536,727
	89,307	2,641,701
	190,050	5,446,453

Arash A. Khazei	N/A	N/A

Mario Radrigan	50,680	1,449,853
	50,680	1,473,926
	50,680	1,496,580
	50,680	1,527,901
	50,680	1,527,901

Stacy M. Friederichsen	N/A	N/A

Garland W. Koch	10,136	274,574
	10,136	278,568
	10,136	282,419
	10,136	286,352
	10,136	290,488
	50,000	1,022,000
	25,000	511,000
	4,000	59,880

(1)	This column represents the number of shares acquired on exercise of stock options during 2006. These options expire on various dates. The options would have terminated had they not been exercised before their expiration.
(2)	In accordance with applicable rules, the amounts reported in this column are calculated by determining the difference between (i) the aggregated market price of the underlying shares on the date of exercise of the option and (ii) the aggregate exercise price for the exercised options. In calculating aggregate market price of the underlying shares on the date of exercise, we used the closing price of one share of the Company’s common stock, as reported on The NASDAQ Global Market on the applicable date of the exercise of the option.

Nonqualified Deferred Compensation

The following table summarizes information about nonqualified deferred compensation for each of our named executive officers during 2006.

Name	Executive Contributions in Last FY($)	Registrant Contributions in Last FY($)	Aggregate Earnings in Last FY($)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last FYE($)
(a)	(b)	(c)	(d)	(e)	(f)
Guillermo Bron(1)	—	33,042	—	—	458,666
Ray C. Thousand	—	—	—	—	—
Arash A. Khazei	—	—	—	—	—
Mario Radrigan	—	—	—	—	—
Stacy M. Friederichsen	—	—	—	—	—
Garland W. Koch	—	—	—	—	—

(1)	The amount in this column reflects the costs incurred for post retirement compensation for Mr. Bron under his Salary Continuation Agreement dated October 1, 1997. Mr. Bron will receive a retirement benefit of $100,000 annually at age 65 for a period of 15 years. Mr. Bron is fully vested in this benefit.

Potential Payments Upon Termination or Change-in-Control

The following table summarizes the potential payments that were payable to our named executive officers on December 31, 2006 upon an involuntary termination without cause or upon a change-in-control of the Company, assuming that such involuntary termination without cause or change-in-control of the Company occurred on December 31, 2006.

Name	Payment Trigger Event	Salary Severance	Bonus Severance	Benefits / Perquisites	Equity Acceleration (5)	Tax Gross-Up	Other Payments	Total Value
Guillermo Bron(1)	Involuntary Termination Without Cause	—	—		—			—
	Change-in-Control	—	—		—			—
Ray C. Thousand(2)	Involuntary Termination Without Cause	$375,000	$375,000		—			$750,000
	Change-in-Control	—	—		—			—
Arash A. Khazei(2)	Involuntary Termination Without Cause	$175,000	$87,500		—			$262,500
	Change-in-Control	—	—		—			—
Mario Radrigan(2)	Involuntary Termination Without Cause	$190,000	$95,000		—			$285,000
	Change-in-Control	—	—		$15,040			$15,040
Stacy M. Friederichsen(3)	Involuntary Termination Without Cause	—	—		—			—
	Change-in-Control	—	—		—			—
Garland W. Koch(4)	Involuntary Termination Without Cause	—	—		—			—
	Change-in-Control	—	—		—			—

(1)	Mr. Bron’s employment agreement expired December 31, 2006. Accordingly, there was no post-termination arrangement for Mr. Bron.
(2)	We have entered into employment agreements with Mr. Thousand, Mr. Khazei and Mr. Radrigan. Pursuant to these agreements, we will owe compensation to these named executive officers if they are terminated without cause. There are no post-termination benefits payable in the event of a voluntary termination. If termination without cause occurs, the payment will be equal to 12 months salary at the then current base salary, plus prorated bonus through the date of termination.
(3)	We have not entered into an employment agreement with Ms. Friederichsen. Accordingly, there was no post-termination arrangement for Ms. Friederichsen.
(4)	Mr. Koch voluntarily retired and resigned from the Company, effective July 1, 2006. He received no severance upon his departure.

(5)	The amount represents the intrinsic value of unvested stock options as of December 31, 2006 that will vest 100% upon a change-in-control. The intrinsic value is calculated as the difference between the market value of the underlying stock on December 31, 2006 and the exercise price of the options multiplied by the number of options that would vest. At December 31, 2006 the unvested options, with the exception of the options held by Mr. Radrigan, held by the remaining named executive officers had no intrinsic value.

Equity Compensation Plan Information

The following table summarizes information as of December 31, 2006 relating to our equity compensation plans pursuant to which grants of options, restricted stock or other rights to acquire shares may be acquired from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)
Equity compensation plans approved by security holders	4,023,436	$14.67	11,985
Equity compensation plans not approved by security holders	—	—	—

Total	4,023,436	$14.67	11,985

Audit Committee Report

The following Report of the Audit Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

The Audit Committee of UPFC’s Board of Directors (the “Committee”) operates under a written charter adopted by the Board of Directors.

The Committee met and held discussions with management and the independent accountants regarding current audit activities and the plans and results of selected internal audits. Management has the primary responsibility for UPFC’s systems of internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of UPFC’s consolidated financial statements in accordance with generally accepted accounting standards and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes. The Committee also provides guidance in matters regarding ethical considerations and business conduct and monitors compliance with laws and regulations. The Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent accountants.

The Committee appointed UPFC’s independent accountants, subject to shareholder ratification. UPFC’s independent accountants also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence.

Management represented to the Committee that UPFC’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). Based on these discussions and reviews, the Committee recommended that the Board of Directors include the audited consolidated financial statements in UPFC’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Ron R. Duncanson, Chairman
Giles H. Bateman
Luis Maizel
Mitchell G. Lynn

Independent Public Accountant

Principal Accountant Fees and Services

The Audit Committee has selected Grobstein, Horwath & Company LLP as our independent public accounting firm for the fiscal year ending December 31, 2007. The following is a summary of the fees billed to us by our independent public accounting firm, Grobstein, Horwath & Company LLP, for professional services rendered for the fiscal years ended December 31, 2006 and December 31, 2005:

Types of Fees	2006	2005
Audit Fees	$938,241	$2,629,654
Audit-Related Fees	91,250	177,701
Tax Fees	90,788	107,740
All Other Fees	—	—
Total Fees	$1,120,279	$2,915,095

In the above tables, “Audit Fees” include fees for professional services rendered for the integrated audit of our consolidated financial statements included in our annual reports on Form 10-K and of our internal control over financial reporting, review of the unaudited financial statements included in our quarterly reports on Form 10-Q, preparation of agreed-upon-procedure reports associated with our securitization activities, consents, assistance with documents filed with the SEC, and accounting and reporting consultation in connection with the audit and/or quarterly reviews. “Audit-Related Fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, and include fees for professional services rendered in the preparation of comfort letters associated with documents filed with the SEC. “Tax Fees” include fees for tax compliance and tax planning. “All Other Fees” are fees for any services not included in the first three categories.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditors. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditors are engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting.

The Audit Committee considered the compatibility of the provision of other services by its independent auditors with the maintenance of such independent auditors’ independence. The Audit Committee approved all audit and non-audit services provided by Grobstein, Horwath & Company LLP in 2006.

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

Proposal 1: Elect Four Directors

At the Annual Meeting, four Class II directors are to be elected to serve until the annual meeting of shareholders to be held in 2009, or until election of their successors, or until they resign. The Board of Directors has nominated four individuals to stand for election as Class II directors. Each of these nominees has been recommended by the Nominating Committee for election to the Board of Directors, and the Board of Directors has approved these nominees for such nomination. We know of no reason why any nominee may be unable to serve as a director if elected. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates.

The following sets forth the names of the four (4) persons nominated by the Board to serve as Class II directors:

Class II Nominees

Guillermo Bron

Ray C. Thousand

Luis Maizel

Julie Sullivan

For information about these nominees, please refer to the biographies set forth above.

The Board recommends that you vote “FOR” the election of all four Class II nominees for director.

Proposal 2: Approve Amendment and Restatement of our Amended and Restated 1997 Employee Stock Incentive Plan

We are seeking your approval of an amendment and restatement of our Amended and Restated 1997 Employee Stock Incentive Plan (the “Stock Incentive Plan”) that will (i) extend the term of the Stock Incentive Plan through May 16, 2017, (ii) increase the number of shares of common stock reserved for issuance under the Stock Incentive Plan from 7,750,000 to 8,500,000, and (iii) permit certain transfers of awards granted under the Stock Incentive Plan for estate planning purposes or pursuant to a domestic relations order. As of May 17, 2007, there were 3,981,436 stock options outstanding. The Board of Directors adopted the amendment and restatement on May 17, 2007, subject to shareholder approval at the Annual Meeting.

The Stock Incentive Plan currently provides that no equity awards may be granted thereunder after November 5, 2007. In addition, the maximum number of shares of common stock that may be issued pursuant to awards granted under the Stock Incentive Plan currently is 7,750,000 (subject to adjustment to prevent dilution). As of May 17, 2007, of the 7,750,000 shares reserved for issuance under the Stock Incentive Plan, 17,285 shares were available for future grant. The proposed extension of the term of the Stock Incentive Plan and the proposed increase in the number of shares of common stock reserved for issuance under the Stock Incentive Plan will ensure that we will have the continuing ability to utilize the Stock Incentive Plan beyond its currently scheduled expiration date and that we will continue to have a sufficient reserve of common stock available for equity awards under the Stock Incentive Plan. The proposed amendment to permit certain transfers of awards for estate planning purposes or pursuant to a domestic relations order will provide additional flexibility to recipients of awards granted under the Stock Incentive Plan, as awards are currently transferable only by will and the laws of descent and distribution. We rely significantly on equity awards to create a critical linkage between executive and shareholder interests and to enhance our ability to attract, motivate and retain key employees and other personnel. We believe that such equity awards are necessary for us to remain competitive in the marketplace for executive talent and other key employees.

We believe it is in the best interests of our shareholders to approve this amendment and restatement of the Stock Incentive Plan. If the proposal is not approved by the shareholders, no equity awards may be granted under the Stock Incentive Plan after November 5, 2007, the Stock Incentive Plan will continue with 7,750,000 shares of common stock reserved for issuance thereunder, and no awards granted under the Stock Incentive Plan will be transferrable in any manner other than by will and the laws of descent and distribution.

On May 17, 2007, the closing price of our common stock as reported on The NASDAQ Global Market was $15.10 per share.

The following is a summary of the principal features of the Amended and Restated 1997 Employee Stock Incentive Plan, as amended and restated on May 17, 2007, which is filed with the SEC as Appendix A to this Proxy Statement. The following summary does not purport to be a complete description of all provisions of the Amended and Restated 1997 Employee Stock Incentive Plan. Any shareholder who wishes to obtain a copy of the actual plan documents may do so upon written request to Nancy LeBaron, Assistant Secretary, United PanAm Financial Corp., 18191 Von Karman Avenue, Suite 300, Irvine, CA 92612, or may access the documents from the SEC’s website at www.sec.gov.

Description of Stock Incentive Plan

General. In 1994, our Board of Directors adopted a stock option plan and, on November 5, 1997, amended and restated this plan as the United PanAm Financial Corp. 1997 Employee Stock Incentive Plan. The Stock Incentive Plan was approved by our shareholders in April 1998. The shareholders approved an amendment to the Stock Incentive Plan on April 27, 1999 to increase the number of shares of common stock reserved for issuance from 2,287,500 to 2,550,000. On June 19, 2001, the shareholders approved another amendment to increase the number of shares of common stock reserved for issuance from 2,550,000 to 5,000,000 and to increase the number of stock options or stock appreciation rights which may be granted to any person during a calendar year. On June 25, 2002 and June 23, 2005, the shareholders approved additional amendments to increase the number of shares of common stock reserved for issuance from 5,000,000 to 7,000,000 and from 7,000,000 to 7,750,000, respectively. On May 17, 2007, our Board of Directors adopted the amendment and restatement that is now being submitted for shareholder approval, which will (i) extend the term of the Stock Incentive Plan through May 16, 2017, (ii) increase the number of shares of common stock reserved for issuance under the Stock Incentive Plan from 7,750,000 to 8,500,000, and (iii) permit certain transfers of awards granted under the Stock Incentive Plan for estate planning purposes or pursuant to a domestic relations order.

Under the Stock Incentive Plan, officers, directors, employees and consultants of UPFC are eligible to receive shares of UPFC common stock or other securities or benefits with a value derived from the value of our common stock. As of May 17, 2007, approximately 197 officers, directors, employees and consultants were eligible to receive grants under the Stock Incentive Plan.

The purpose of the Stock Incentive Plan is to enable us to attract, retain and motivate officers, directors, employees and consultants by providing for or increasing their proprietary interest in UPFC and, in the case of non-employee directors, to attract such directors and further align their interests with those of our shareholders by providing for or increasing their proprietary interests in UPFC.

Administration. The Stock Incentive Plan is administered by the Compensation Committee (the “Committee”). The Committee has full and final authority to select the recipients of awards and to grant such awards. Subject to the provisions of the Stock Incentive Plan, the Committee has a wide degree of flexibility in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including conditioning the receipt or vesting of awards upon the achievement by UPFC of specified performance criteria. The expenses of administering the Stock Incentive Plan are borne by us.

Terms of Awards. The Stock Incentive Plan authorizes the Committee to enter into any type of arrangement with an eligible recipient that, by its terms, involves or might involve the issuance of our common stock or any other security or benefit with a value derived from the value of our common stock. Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award may consist of one such security or benefit or two or more of them in tandem or in the alternative.

An award granted under the Stock Incentive Plan may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of UPFC or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of UPFC or other significant corporate transactions. The Committee may grant options that either are intended to be “incentive stock options” as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or are not intended to be incentive stock options (“nonstatutory stock options”). Awards to consultants and non-employee directors may only be nonstatutory stock options.

An award may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant thereto by (a) delivering cash, (b) delivering previously owned shares of capital stock of UPFC or other property acceptable to the Committee, or (c) reducing the amount of shares or other property otherwise issuable pursuant to the award. If an option permits the recipient to pay for the shares issuable pursuant thereto with previously owned shares, the recipient would be able to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each such transaction to pay the purchase price of the shares acquired in the following transaction, to exercise an option for a large number of shares with no more investment than the original share or shares delivered.

Subject to limitations imposed by law, the Board of Directors may amend or terminate the Stock Incentive Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of an award previously granted under the Stock Incentive Plan of any rights thereunder without his consent.

The Stock Incentive Plan currently provides that no equity award or any interest therein may be sold, assigned, transferred, conveyed, gifted pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution. If this proposal is approved, any equity award other than an incentive stock option may be transferred (a) to the recipient’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights, and (b) by bona fide gift and not for any consideration to (i) a member or members of the recipient’s immediate family, (ii) a trust established for the exclusive benefit of the recipient’s and/or member(s) of the recipient’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the recipient and/or member(s) of the recipient’s immediate family or (iv) a foundation in which the recipient and/or member(s) of the recipient’s immediate family control the management of the foundation’s assets.

Pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, our directors, certain officers and ten percent shareholders are generally liable to us for repayment of any “short-swing” profits realized from any non-exempt purchase and sale of common stock occurring within a six-month period. Rule 16b-3, promulgated under the Securities Exchange Act of 1934, as amended, provides an exemption from Section 16(b) liability for certain transactions by an officer or director pursuant to an employee benefit plan that complies with such Rule. Specifically, the grant of an option under an employee benefit plan that complies with Rule 16b-3 will not be deemed a purchase of a security for purposes of Section 16(b). The Stock Incentive Plan is designed to comply with Rule 16b-3.

The Stock Incentive Plan currently provides that no equity awards may be granted thereunder after November 5, 2007. If this proposal is approved, we may continue to grant equity awards under the Stock Incentive Plan until May 16, 2017. Any equity awards that are duly granted on or prior to the termination date of the Stock Incentive Plan may thereafter be exercised or settled in accordance with their terms.

The business criteria on which performance goals are based under the Stock Incentive Plan will be determined on a case-by-case basis, except that with respect to stock options and stock appreciation rights compensation is based on increases in value of the common stock after the date of grant or award. Similarly, the maximum amount of compensation that could be paid to any participant or the formula used to calculate the amount of compensation to be paid to the participant if a performance goal is obtained will be determined on a case-by-case basis, except that in the case of stock options, maximum possible compensation will be calculated as the difference between the exercise price of the option and the fair market value of the common stock on the date of option exercise, times the maximum number of shares for which grants may be made to any participant.

For grants or awards other than stock options or stock appreciation rights, it is not possible to determine the benefits or amounts that any participant will receive for the current year or any year in the future because (a) the Committee determines performance goals at the beginning of the performance period, and (b) the amount, if any, payable will depend upon the extent to which the executive satisfies such performance goals. If the Committee determines to issue awards under the Stock Incentive Plan (other than stock options or stock appreciation rights), the Committee intends to establish the appropriate performance goals for such awards and to seek shareholder approval for such awards, when appropriate, in accordance with any applicable requirements in the Treasury Regulations promulgated under Code Section 162(m).

The following table sets forth information as of May 17, 2007 with respect to stock options granted under the Stock Incentive Plan:

Name	Number of Shares Subject to Options Granted Under the Stock Incentive Plan	Weighted Average Exercise Price Per Share
Guillermo Bron, Chairman of the Board	1,210,000	$11.25
Ray C. Thousand, Chief Executive Officer and President	2,420,250	$8.28
Arash A. Khazei, Chief Financial Officer and Executive Vice President	69,500	$28.62
Mario Radrigan, Executive Vice President and Chief Marketing Officer	443,400	$4.79
Stacy M. Friederichsen, Executive Vice President and Chief Administrative Officer	28,500	$24.83
Garland W. Koch, Former Chief Financial Officer and Executive Vice President	135,680	$7.63
All current executive officers as a group (5 persons)	4,171,650	$9.22
All current directors (other than executive officers) as a group (4 persons)	354,375	$13.16
Julie Sullivan	0	$0
Robert Wilson	487,500	$0.92
Larry Grill	455,000	$2.57
Jim Warren	433,400	$4.67
All employees and consultants (including all current officers who are not executive officers) as a group (382 persons)	4,753,545	$8.90

Federal Income Tax Consequences

It is not practicable at this time to attempt to describe the federal income tax consequences for all the types of grants and awards potentially issuable under the Stock Incentive Plan. The Stock Incentive Plan is very flexible in permitting utilization of a wide variety of compensation techniques. The federal income tax consequences to participants and to UPFC will vary depending upon the type of award. To date, the Committee has primarily granted options and restricted stock under the Stock Incentive Plan, and has not granted any stock appreciation rights. Accordingly, the following description (which is subject to the previous discussion of Code Section 162(m)) concerns federal income tax consequences applicable to options and restricted stock.

Nonstatutory Stock Options. The grant of a nonstatutory stock option has no immediate federal income tax effect, the optionee will not recognize taxable income and UPFC will not receive a tax deduction at such time. When the optionee exercises the option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. In the case of employees, UPFC is required to withhold tax on the amount of income recognized. UPFC will receive a tax deduction equal to the amount of income recognized. The timing of such deduction is based upon the timing of the optionee’s income inclusion. When the optionee sells common stock obtained from exercising a nonstatutory stock option, any gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held). Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the optionee.

Incentive Stock Options. Only employees may receive incentive stock options. When an employee is granted an incentive stock option, or when the employee exercises the option, the employee generally will not recognize taxable income (but may incur the alternative minimum tax upon exercise of the option) and UPFC will not receive a tax deduction. If the employee holds the shares of common stock for at least two years from the date of grant, and one year from the date of exercise, then any gain or loss upon a sale or exchange of the shares will be treated as long-term capital gain or loss. If, however, the shares are sold or exchanged before satisfaction of the required holding periods, the disposition will be deemed to be a “disqualifying disposition.” The optionee would have taxable ordinary income at the time of the disposition equal to the lesser of the difference between the exercise price and the fair market value of the shares determined as of the date of exercise of the option or as of the date of the disqualifying disposition. UPFC may qualify for a corresponding deduction. Any additional gain and any loss on the disposition would be capital gain or loss (long-term or short-term, depending on how long the shares have been held).

Restricted Stock. Generally, no income will be recognized by a recipient at the time of the grant of restricted stock, unless the recipient files an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days of the date of grant. If the recipient files a Section 83(b) election, he or she will have taxable ordinary income in the year of receipt in the amount of the difference, if any, between the fair market value of the stock on date of receipt and the purchase price for the stock. Otherwise, at the time the restricted stock vests, the recipient generally will recognize compensation income in the amount of the difference between the fair market value of the stock at the time of vesting and the purchase price for the stock. Individuals subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, who purchase restricted stock may be treated as vesting no earlier than six months after such purchase. The recipient’s tax holding period for determining the short-term or long-term character of any subsequent gain or loss begins on the date the recipient recognizes the compensation income. In the case of a recipient who is an employee, the amount included in income will constitute wages for which withholding and employment taxes will be required. UPFC will be entitled to a tax deduction in the same amount as the recipient recognizes as income on vesting, subject to the $1 million limitation imposed on deduction of compensation paid to certain officers if vesting of the restricted stock is not subject to performance conditions.

American Jobs Creation Act of 2004. The American Jobs Creation Act of 2004 (H.R. 4520) added Section 409A (“Section 409A”) to the Internal Revenue Code, which imposes significant new restrictions on a range of deferred compensation plans, along with a harsh penalty on the individual employee or director for noncompliance. The Internal Revenue Service has issued guidance applicable during the transition period from January 1, 2005 through December 31, 2007, on the deferred compensation provisions of Section 409A, and on April 17, 2007, issued final regulations under Section 409A.

Section 409A’s definition of a nonqualified deferred compensation plan is broad and includes any plan or arrangement (including an agreement covering only one person) that provides for the deferral of compensation, with certain specific exceptions. The types of “plans” that are subject to Section 409A include stock options and stock appreciation rights issued with exercise prices that are less than fair market value.

The IRS’s guidance and regulations under Section 409A contain several exclusions from the broad definition of deferred compensation, which include stock options and stock appreciation rights where the exercise price is at least equal to fair market value on the date of grant; and transfers of restricted stock or other property subject to Section 83 of the Code (e.g., where income is taxed at time of vesting, or upon receipt if the participant makes a Section 83(b) election).

Beginning January 1, 2005, amounts deferred under a nonqualified deferred compensation plan that do not comply with Section 409A will be includible in a participant’s gross income and taxable immediately to the extent that such amounts are not subject to a substantial risk of forfeiture (i.e., the participant is vested in the deferred amounts). Amounts deferred under a nonqualified deferred compensation plan before January 1, 2005 are generally not subject to the requirements of Section 409A. However, amounts deferred under a nonqualified deferred compensation plan that is materially modified after October 3, 2004 and amounts deferred but not vested prior to January 1, 2005 are subject to Section 409A.

If the requirements of Section 409A are not met in a particular taxable year, participants with respect to whom the requirements are not met will encounter the following tax consequences:

•	All compensation (plus earnings) deferred under the plan in that and all preceding years will be taxable to the extent not then subject to a substantial risk of forfeiture (i.e., vested);

•	An additional tax of 20% of all compensation (plus earnings) that is includible in income will be levied; and

•	An interest penalty will be assessed on tax underpayments in prior years computed as if the deferred compensation had been included in income when first vested.

The Board recommends that you vote “FOR” approval of the amendment and restatement of the Amended and Restated 1997 Employee Stock Incentive Plan.

Proposal 3: Ratify Selection of Independent Public Accountants for 2007

The Audit Committee has appointed Grobstein, Horwath & Company LLP (“Grobstein”) as our independent public accountants for the year ending December 31, 2007, and shareholders are being asked to ratify the appointment. Grobstein, our accountants for the year ended December 31, 2006, performed audit services for 2007 which included the examination of the consolidated financial statements and services related to filings with the SEC. All professional services rendered by Grobstein during 2006 were furnished at customary rates and terms. Representatives of Grobstein will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

The Board recommends that you vote “FOR” ratification of the selection of Grobstein as Independent Public Accountants for the year ending December 31, 2007.

OTHER BUSINESS

We know of no other business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named as proxies in the enclosed proxy card to vote the shares represented thereby in accordance with their best judgment and in their discretion, and authority to do so is included in the proxy.

INFORMATION ABOUT SHAREHOLDER PROPOSALS

Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. If you wish to submit a proposal to be included in our 2008 proxy statement, we must receive it, in a form which complies with the applicable securities laws, on or before February 6, 2008. In addition, in the event a shareholder proposal is not submitted to us on or before April 23, 2008, the proxy to be solicited by the Board of Directors for the 2008 Annual Meeting will confer authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2008 Annual Meeting without any discussion of the proposal in the proxy statement for such meeting. Please address your proposals to: United PanAm Financial Corp., 18191 Von Karman Avenue, Suite 300, Irvine, California, 92612 Attn: Corporate Secretary.

By Order of the Board of Directors,

Ray C. Thousand
President, Chief Executive Officer and Secretary

June 5, 2007

Appendix A

UNITED PANAM FINANCIAL CORP.

AMENDED AND RESTATED 1997 EMPLOYEE STOCK INCENTIVE PLAN

Section 1. PURPOSE OF PLAN

(a) The purpose of this Amended and Restated 1997 Employee Stock Incentive Plan (“Plan”) of United PanAm Financial Corp., a California corporation (the “Company”), is to enable the Company to attract, retain and motivate its employees and consultants by providing for or increasing the proprietary interests of such employees and consultants in the Company, and to enable the Company and its subsidiaries to attract, retain and motivate nonemployee directors and further align their interests with those of the stockholders of the Company by providing for or increasing the proprietary interest of such directors in the Company.

(b) The 1997 Employee Stock Incentive Plan constituted an amendment and restatement of the 1994 Stock Option Plan (the “1994 Plan”) of Pan American Bank, FSB, and on the effective date of The 1997 Employee Stock Incentive Plan each option granted under the 1994 Plan was reconstituted as an option under The 1997 Employee Stock Incentive Plan on the same terms and conditions as set forth in the 1994 Plan or any form of stock option agreement evidencing such option under the 1994 Plan. This Plan, which amends and restates the previously amended and restated 1997 Employee Stock Incentive Plan, was adopted by the Board of Directors of the Company on May 17, 2007, and, subject to the provisions of Section 9 below, became effective as of such date.

Section 2. PERSONS ELIGIBLE UNDER PLAN

Each of the following persons (each, a “Participant”) shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder: (1) any employee of the Company or any of its subsidiaries, including any director who is also such an employee, (2) any director of the Company or any of its subsidiaries who is not also an employee of the Company or any of its subsidiaries (a “Nonemployee Director”) and (3) any consultant of the Company or any of its subsidiaries.

Section 3. AWARDS

(a) The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock of the Company (“Common Shares”) or (ii) a Derivative Security (as such term is defined in Rule l6a-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as such rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the “grant” of an “Award.”

(b) Awards are not restricted to any specific form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

(c) Awards may be issued, and Common Shares may be issued pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

(d) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things

(i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, in whole or in part, by any one or more of the following:

(A) the delivery of cash;

(B) the delivery of other property deemed acceptable by Committee;

(C) the delivery of previously owned shares of capital stock of the Company (including “pyramiding”) or other property, or

(D) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award.

(ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company (as defined by the Committee), as acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof, or

(iii) a provision required in order for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an “Incentive Stock Option”); provided, however that no Award issued to any consultant or any Nonemployee Director may qualify as an Incentive Stock Option.

(e) Neither an Award nor any interest therein may be sold, assigned, transferred, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution. Notwithstanding the foregoing, a Participant may, in a manner specified by the Committee, (a) transfer any Award other than an Incentive Stock Option to the Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights and (b) transfer any Award other than an Incentive Stock Option by bona fide gift and not for any consideration to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family or (iv) a foundation in which the Participant and/or member(s) of the Participant’s immediate family control the management of the foundation’s assets.

(f) All certificates evidencing Awards or Common Shares issued pursuant thereto shall bear any legend determined by the Board or the Committee to be necessary or appropriate.

Section 4. STOCK SUBJECT TO PLAN

(a) At any time, the aggregate number of Common Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan (including all Common Shares issued and issuable pursuant to all Awards granted under the 1994 Plan and this Plan prior to May 17, 2007) shall not exceed 8,500,000 subject to adjustment as provided in Section 7 hereof. In the case of stock options and stock appreciation rights, the maximum number of Common Shares with respect to which options or rights may be granted to any person during a calendar year shall be 1,000,000 shares.

(b) For purposes of Section 4(a) hereof, the aggregate number of Common Shares issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

(i) the number of Common Shares that were issued prior to such time pursuant to Awards granted under this Plan, other than Common Shares that were subsequently reacquired by the Company pursuant to the terns and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

(ii) the number of Common Shares that were otherwise issuable prior to such time pursuant to Awards granted under this Plan, but that were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to such Awards; plus

(iii) the maximum number of Common Shares that are or may be issuable at or after such time pursuant to Awards granted under this Plan prior to such time.

Section 5. DURATION OF PLAN

No Awards shall be made under this Plan after May 16, 2017. Although Common Shares may be issued after May 16, 2017 pursuant to Awards made prior to such date, no Common Shares shall be issued under this Plan after May 16, 2027.

Section 6. ADMINISTRATION OF PLAN

(a) This Plan shall be administered by a committee (the “Committee”) of the Board of Directors of the Company (the “Board”) consisting of two or more directors, each of whom is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended; and who otherwise comply with the requirements of Rule 16b-3; provided, however, that before the registration of the Common Shares under Section 12 of the Exchange Act, grants of Awards may, in the absence of action of the Committee, be made by the entire Board.

(b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

(i) adopt, amend and rescind rules and regulations relating to this Plan;

(ii) determine which persons are Participants and to which of such Participants, if any, Awards shall be granted hereunder;

(iii) grant Awards to Participants and determine the terms and conditions thereof including the number of Common Shares issuable pursuant thereto;

(iv) determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof;

(v) interpret and construe this Plan and the tenors and conditions of any Award granted hereunder; and

(vi) certify in writing prior to payment of compensation that the performance goals and any other material terms of any Award were in fact satisfied. For this purpose, approved minutes of the Committee meeting in which the certification is made are treated as a written certification.

Section 7. ADJUSTMENTS

If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan and (ii) the maximum number and type of shares or other securities that may be issued pursuant to Awards thereafter granted under this Plan.

Section 8. AMENDMENT AND TERMINATION OF PLAN

The Board may amend or terminate this Plan at any time and in any manner, provided that no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder with respect thereto.

Section 9. EFFECTIVE DATE OF PLAN

This Plan shall be effective as of May 17, 2007, the date upon which it was approved by the Board; provided, however that no Common Shares maybe issued under this Plan until it has been approved, directly or indirectly, by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of California.

Section 10. GOVERNING LAW

This Plan and any Award granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of California without reference to choice or conflict of law principals.

UNITED PANAM FINANCIAL CORP.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 10, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Guillermo Bron and Ray C. Thousand, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders of United PanAm Financial Corp. to be held at United PanAm Financial Corp. on Tuesday, July 10, 2007 at 9:00 a.m., and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR AMENDED AND RESTATED 1997 EMPLOYEE STOCK INCENTIVE PLAN, AND “FOR” RATIFICATION OF THE APPOINTMENT OF GROBSTEIN, HORWATH & COMPANY LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2007. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR AMENDED AND RESTATED 1997 EMPLOYEE STOCK INCENTIVE PLAN, AND “FOR” RATIFICATION OF THE APPOINTMENT OF GROBSTEIN, HORWATH & COMPANY LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2007.

PLEASE SIGN AND DATE ON REVERSE SIDE

Please Detach Here

Δ You Must Detach This Portion of the Proxy Card Δ

Before Returning it in the Enclosed Envelope

(continued from other side)

1.	ELECTION OF DIRECTORS.

NOMINEES:    1. Guillermo Bron        2. Ray C. Thousand        3. Luis Maizel        4. Julie Sullivan

☐	FOR all nominees ☐ WITHHOLD AUTHORITY to vote for all nominees.

☐	FOR all except:

2.	APPROVE AMENDMENT AND RESTATEMENT OF OUR AMENDED AND RESTATED 1997 EMPLOYEE STOCK INCENTIVE PLAN.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	RATIFICATION OF APPOINTMENT OF Grobstein, Horwath & Company LLP as our independent public accountants for the year ending December 31, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	OTHER BUSINESS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of UPFC or the Board of Directors at the meeting.

I(WE) WILL	☐ WILL NOT ☐ ATTEND THE MEETING IN PERSON.

PLEASE SIGN AND DATE BELOW

The undersigned hereby ratifies and confirms all that the attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying such notice.

	Dated:	, 2007

Signed:

Signed:

Please date this proxy card and sign above exactly as your name appears on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should give their full titles.